Exhibit 10.16

PORTIONS OF THIS EXHIBIT IDENTIFIED BY [*****] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Translation for information purposes only

CO-OWNERSHIP AGREEMENT

A PARTIAL ASSIGNMENT OF SHARE

Ref UPMC: XI1091- C15/2011

Ref IB: MACULA II- 25506

Ref CNRS: 09359-01 [handwriting:L17273]

BETWEEN THE UNDERSIGNED

1)            INSTITUT BIOPHYTIS, a limited company with a capital of €1,221,767, registered in the Trade and Companies Registry of Paris under number B 492 002 225, whose registered office is located at 14 avenue de l’Opéra 75001 Paris, represented by its Chief Executive Officer, Mr Stanislas VEILLET, duly authorised for the purposes hereof, hereinafter referred to as the “COMPANY”,

And

2)            UNIVERSITE PIERRE ET MARIE CURIE (Paris 6), a public scientific, cultural and professional institution, SIRET No.: 19751722000012 - APE code: 8542Z, located at 4 Jussieu - 75252 PARIS Cedex 05, represented by its Chairman, Mr Jean CHAMBAZ, hereinafter referred to as “UPMC”,

And

3)            CENTRE NATIONAL DE LA RECHERCHE SCIENTIFIQUE, a public scientific and technological establishment, whose registered office is located at 3, rue Michel-Ange - 75794 Paris Cedex 16 - France, whose intra-community VAT number is FR40180089013, with SIRET number 180089013 04033, code NAF 7219Z, represented by its Chairman, Mr Alain FUCHS, duly authorised for the purposes hereof, hereinafter referred to as “CNRS”,

UPMC and CNRS are hereinafter jointly referred to as the “ESTABLISHMENTS”.

UPMC, CNRS and the COMPANY are hereinafter jointly referred to as the “PARTIES” and individually as a “PARTY” or “Co-owner”.

IT IS RECALLED THAT:

Given the application convention of the quadrennial contract between UPMC and CNRS in force at the time of said invention;

Given the partnership agreement concluded between UPMC and INSERM (Institut national de la santé et de la recherche médicale (National Institute of Health and Medical Research)) in force at the time of any such invention;

Given the beneficiary agreement no. ANR-10-SATT-04-01 signed between Agence Nationale de la Recherche [National Research Agency], University Pierre et Marie Curie, Université de technologie de Compiègne, Université Panthéon Assas, Institut Européen d’Administration des Affaires (European Institute of Business Administration) and Centre National de la Recherche Scientifique [National Centre for Scientific Research], in the presence of the Caisse des Dépôts et Consignation [Deposits and Consignments Fund] on 17 January 2012;

Considering the Articles of Association of S ATT LUTECH signed on 31 January 2012;

Given the framework agreement concluded between UPMC and SATT LUTECH and any addendum or supplementary document relating thereto.

In the context of research in collaboration between the mixed unit UM 80 (UMRS Inserm 968 UMR/UPMC/CNRS 7210) entitled Centre de Recherche Institut de la Vision [Institute of Vision Research Centre], hereinafter the “LABORATORY, and the COMPANY, Stanislas VEILLET, René LAFONT, Valérie FONTAINE and José-Alain SAHEL have developed an invention relating to use of compounds and composition for the treatment of age-related macular degeneration (AMD).

This invention, which can be protected under industrial property, a French priority patent application No. FR 11 54172, called “use of compounds and composition for the treatment of age-related macular degeneration (AMD)”, was filed on 13 May 2011, as a precaution on behalf of UPMC and the COMPANY.

By means of this Agreement, the PARTIES wish to formalise the partial assignment by UPMC to CNRS of the joint-ownership of the aforementioned patent application, the right of priority attached thereto and all applications claiming this priority, and determine the rights and obligations of each PARTY.

The COMPANY has informed UPMC of its wish to benefit from the exclusivity of the exploitation of the PATENTS. Thus, the PARTIES have agreed to define the terms of such exclusive exploitation by separate agreement.

THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

Preliminary Article - DEFINITIONS

AGENT means the co-owner ESTABLISHMENT appointed by the other ESTABLISHMENTS, to (i) represent them for the management of patents and their valuation, according to their agreements, (ii) collect the OPERATING INCOME on their behalf and (iii) distribute the OPERATING INCOME between them in compliance with legal provisions and this document.

APPRAISER, refers to the co-owner chosen and who has accepted to identify and contact potential partners to conclude LICENSES for the use of PATENTS, as well as to take all the necessary measures for such exploitation territory for the listed territory(-ies).

CO-CONTRACTING THIRD PARTY means any identified third party interested in the exploitation of the PATENTS under a LICENSE. The COMPANY and its affiliates (as defined in the LICENSE AGREEMENT) are excluded from this definition.

CONFIDENTIAL INFORMATION, means any confidential information belonging to PARTIES or one of the PARTIES, notably relating to the invention protected by PATENTS or actions, steps, on-going negotiations with a THIRD PARTY CO-CONTRACTING PARTY or in order to establish a LICENSE whether it is written, graphic , oral or any other form.

COSTS OF INDUSTRIAL PROPERTY, means exclusive direct costs incurred for the preparation filing, extension, issuance and continuance in force and defence operations before a patents office (opposition, interference..) of PATENTS.

INDUSTRIAL PROPERTY COSTS do not include the costs incurred in the proceedings for infringement actions initiated by one/the PARTY(IES) for the defence of the PATENTS, declarations of invalidity and/or actions that fall within the provisions of the Article 8 of this Agreement.

DATE OF SIGNATURE means the last date of signature of this Agreement by all the PARTIES.

EFFECTIVE DATE means the filing date of the priority application for the first of the patents of this agreement, that is, 13 May 2011.

ESTABLISHMENT(S) means UPMC and CNRS and any other public institution which becomes a co-owner, such as INSERM, individually or together.

FIRM means the firm of Industrial Property Consultancy which was entrusted with the establishment of all documents for the preparation, filing, extension, issuance, defence before the Patent Offices and the continuance in force of the PATENTS, its foreign correspondents, and possibly the service company in charge of the payment of annuities related to PATENTS.

INVENTORS, means René Lafont (COMPANY), Stanislas Veillet (COMPANY), Valérie Fontaine (UPMC) and José-Alain Sahel (UPMC) as specified in the invention declaration.

LICENSE means any agreement, such as, without this list being exhaustive, a term sheet, letter of intent, protocol, license agreement, licensing agreement with right to sub-license, an option agreement on license, joint assignment agreement by all PARTIES, the objective of which is all or part of the PATENTS, negotiated by the APPRAISER with a CO-CONTRACTING THIRD PARTY within the framework of the tasks assigned hereunder, whether this agreement is being negotiated or signed. The licenses granted by the COMPANY to third parties within the framework of the LICENSE AGREEMENT are not LICENSES in the sense of the co-ownership regulations.

LICENSE AGREEMENT means the license AGREEMENT of the PATENTS signed on 1st January 2016 between the COMPANY and SATT LUTECH and UPMC.

MANAGER OF PATENTS, refers to the PARTY chosen and which has accepted the mandate to manage all operations related to the preparation, filing, extension, issue, maintenance and defence before a patent office (opposition, interference..) of PATENTS for the(s) territory(-ies) that have been designated by the Co-owners.

OPERATING INCOME means the amounts of any kind collected in respect of the LICENSE AGREEMENT and the LICENSES, including, without limitation, option income, income from license, income from sublicenses, instalment payments, lump sums, fees, any capital gains received by the APPRAISER on the disposals of any transferable securities acquired by said APPRAISER as equity investments in the capital of young companies and any similar income.

OPERATING INCOME does not include income from collaborative research agreements having the PATENTS and their object that will be paid directly to the PARTY(IES) participating in the collaboration.

PATENTS collectively means:

•                  the French patent application no. 11 54172 lodged on behalf of the COMPANY and UPMC on 13 May 2011, called “use of compounds and composition for the treatment of age-related macular degeneration (AMD)”, as well as the right of priority which is attached thereto;

•                  The PCT patent application lodged on behalf of the COMPANY and UPMC on 14 May 2012 under number PCT/FR2012/000193;

•                  as well as all patent applications, patents and the relevant additional protection certificates in a foreign jurisdiction, all reissues, re-examinations, extensions pertaining thereto, all divisions, continuations related in whole or in part, as well as the re-issuances, divisional applications, renewals, claiming in whole or in part the priority of French patent application No. 11 54172 above.

SHARE,  refers to the sharing of ownership of the PATENTS of each PARTY, as defined in article 1.1 below.

Words in singular can be understood in plural and vice versa.

Article 1 - PURPOSE AND SCOPE OF THE AGREEMENT

1.1                   UPMC assigns to CNRS, who accepts it, sixteen point seven percent (16.7%) of the ownership rights on the PATENTS and the right of priority attached to French patent application no. 11 54172.

The PARTIES are therefore co-owners of the PATENTS in the following proportions:

•                fifty percent (50%) for COMPANY,

•                thirty-three point three percent (33.3%) for UPMC,

•                sixteen point seven percent (16.7%) for CNRS.

1.2                   Thus, the PARTIES wish to formalise the rules applicable to the co-ownership of the PATENTS, the rights and obligations resulting therefrom, and the distribution forms of the OPERATING INCOME.

1.3                   It is specified that each PARTY personally assumes the remuneration of its own INVENTORS and that these ESTABLISHMENTS will be in charge of those inventors linked to UPMC or to CNRS.

1.4                   It is specified that, in the event of a contradiction between this Agreement and the LICENSE AGREEMENT signed with the COMPANY, the provisions of the LICENSE AGREEMENT shall prevail over those of this Agreement, as provided for in clause 12.

Article 2-TERM

This Contract shall take effect retroactive to the EFFECTIVE DATE, and will remain in force, unless terminated earlier, until expiry or abandoning of the last of the PATENTS.

Article 3 - FILING, EXTENSION, DELIVERY AND CONTINUANCE ENFORCEMENT OF THE PATENTS

3.1                    The PARTIES mutually agree that the COMPANY will be the APPRAISER as provided for in Article 4.3.1. As such, the COMPANY will be the MANAGER OF PATENTS.

3.2                   Should the MANAGER OF PATENTS wish to abandon the role of MANAGER OF PATENTS, it must notify the other PARTIES at least sixty (60) days prior to the next deadline, for the proceedings of Industrial Property so that one of the other PARTIES can take over this responsibility, if it so wishes. If no other PARTY agrees to resume this role, the PARTIES will appoint a third party as MANAGER OF PATENTS and will work to find an amicable solution as soon as possible. In this case, the charge of the INDUSTRIAL PROPERTY COSTS will be borne by the PARTIES in proportion to their respective SHARE, unless otherwise agreed upon by the parties.

3.3                The MANAGER OF PATENTS undertakes to consult the other PARTIES in writing before carrying out any action relating to the procedures or the selection of the procedures relating to any of the PATENTS. The other PARTIES will be required to receive a copy of any document related to the said procedures within sufficient time so as to allow them to submit their comments in advance.

Subject to the proper application of the provisions of the preceding paragraph, the failure to respond in writing within a period of thirty (30) days or a shorter period if it were imposed due to a procedural deadline before an Office following the receipt of these documents by the other PARTIES, will be deemed to be an acceptance of the proposal of the MANAGER OF PATENTS.

In addition, the MANAGER OF PATENTS undertakes not to file any extraordinary patent rights before any Patent Office for any of the PATENTS for any procedures related to their interference or opposition, review or reissue, without the prior written consent of the other PARTIES, who will have to state their respective position within thirty (30) days of the request in writing. In the absence of a response within the aforementioned period, their agreement shall be deemed to have been acquired. Notwithstanding the above, if one of the PARTIES does not wish to incur exceptional industrial property costs, this does not remove the possibility for the other PARTY to be able to act alone in its name and at its own expense.

Unless the PARTIES otherwise agree between them, to the DATE OF ENTRY INTO FORCE hereof in the countries where the PARTIES have in common procedures for the PATENTS, the INDUSTRIAL PROPERTY COSTS are set out by the MANAGER OF PATENTS, except in the event of a LICENSE providing that these costs be borne by the CO-CONTRACTING THIRD PARTY.

During the term of the CONTRACT FOR USE, the COSTS OF INDUSTRIAL PROPERTY are borne under the conditions set out in Article 4.3.2.5 hereof.

However, it is agreed that,  in the absence of LICENSE or, in the case of an insufficient OPERATING INCOME paid by the CO-CONTRACTORS for LICENSES or, in the event of termination of the CONTRACT FOR USE, the ESTABLISHMENTS will not be required to reimburse the MANAGER OF PATENTS the COSTS OF INDUSTRIAL PROPERTY that it will have paid.

The non-payment of all or part of the INDUSTRIAL PROPERTY COSTS by the MANAGER OF PATENTS will be construed as a waiver, by the MANAGER OF PATENTS or by the PARTY that it represents, to its SHARE on the PATENT(S) concerned by such costs, and, accordingly, the free transfer of the SHARE of said PATENTS of the MANAGER OF PATENTS in the countries concerned in benefit of the other PARTIES. Therefore, the MANAGER OF PATENTS undertakes to give, without delay, any power, document and signature for the execution of this assignment and it will not be able to collect from the reception of the notification by the other PARTIES, any remuneration for the direct and/or indirect use of the PATENTS for that country or these countries and will no longer benefit from any right of industrial or commercial exploitation over said PATENTS.

3.4                     If one of the PARTIES:

•                  decides to abandon all or part of the PATENTS, or

•                  does not wish to participate in the extension or continuation of the procedure in a particular country, or

•                  does not wish to incur exceptional property rights costs,

it shall notify in writing the other PARTIES within thirty days (30) days before the next maturity date for the proceedings of Industrial Property, and will give up to the other PARTIES, according to a distribution that is proportional to their respective shares, its share of said PATENT(S).

Notwithstanding the foregoing, it is understood between the PARTIES that in the event of abandonment by UPMC, INSERM, in the capacity of assignee on a share of UPMC (that is, sixteen point six percent (16.6%), will have a pre-emptive right as regards said share with priority over the other PARTIES.

The assignee will be subrogated in all the rights and obligations of the assignor, with the exception of the right to be the APPRAISER/ MANAGER OF PATENTS if the assigning PARTY was the APPRAISER/ MANAGER OF PATENTS on behalf of the PARTIES. The abandonment of these rights will take effect from the receipt of the notification of abandonment by the receiving PARTY.

The PARTY that abandons its share agrees to provide the other PARTIES with all the signatures and documents necessary for the continuation of the procedure of the PATENTS that it wishes to abandon.

In addition, the PARTIES undertake to have their staff members named INVENTORS provide the necessary signatures and perform all the measures required of them as Inventors that are necessary for the filing, extension, delivery, and the keeping in force of the PATENTS.

3.5                    If, pursuant to article 3.4, one of the PARTIES decides to abandon its rights to the PATENTS in one or more countries given, the COSTS OF INDUSTRIAL PROPERTY paid for these countries by that PARTY prior to its decision to abandon cannot under any circumstances be reimbursed. Unless the PARTIES otherwise agree between them, said PARTY will no longer receive, from the receipt of the notification by the other PARTIES, any OPERATING INCOME on said PATENTS for these relevant countries. Subject to  compliance with the rules governing the sharing of COSTS OF INDUSTRIAL PROPERTY mentioned below, the decision to abandon does not absolve the PARTY giving up its share from settling its share in the COSTS OF INDUSTRIAL PROPERTY incurred for these countries until its notification of abandonment.

In the event of an abandonment decision by the MANAGER OF PATENTS, the MANAGER OF PATENTS will not be released from having to pay the INDUSTRIAL PROPERTY COSTS, as provided for in Article 3.3, incurred for that country or those countries, until its notification of abandonment.

Subject to compliance with the provisions of the foregoing paragraph, in any country where one of the PARTIES decides to pursue by itself the procedures for the filing, extension, issuance and keeping in force of the relevant PATENTS, the INDUSTRIAL PROPERTY COSTS will be the sole responsible of that PARTY.

3.6                    The ESTABLISHMENTS hereby agree that all or part of the above rights and obligations, including the management of the procedures by the MANAGER OF PATENTS, may be entrusted, in respect of their shares, to the accelerator technology transfer company (société accélératrice du transfert de technologies, SATT) named SATT LUTECH in accordance with all or part of the agreements entered into with the SATT and those referred to in the preamble and in particular in the conditions of the negotiating and administrative mandates.

Article 4 - EXPLOITATION AND USE OF THE PATENTS

The ESTABLISHMENTS may entrust the negotiation and management of the LICENSES to the accelerator technology transfer company - SATT - known as SATT LUTECH, within the framework and under the conditions provided for in particular in the SATT negotiation and management mandates, and in accordance with all or part of the agreements concluded between SATT and UPMC, both in its name and as the AGENT of the ESTABLISHMENTS, as well as those referred to in the preamble.

Likewise, UPMC gave SATT LUTECH a mandate to negotiate the LICENSE AGREEMENT.

4.1.                            Exploitation for research purposes:

The PARTIES are free to use the invention subject of the PATENTS for internal research purposes exclusively, to the exclusion of any commercial exploitation, alone or in collaboration with the SATT, within the framework of maturation projects or in collaboration with third parties, subject, in the event of collaboration with third parties, to the communication to the other PARTIES, to respect the obligations of confidentiality set forth in Article 7 below, and without infringing the rights and operating conditions granted to the COMPANY under the LICENSE AGREEMENT.

4.2.                         Operation and direct or indirect use, by COMPANY:

The COMPANY has expressed its wish to be able to benefit from an exclusivity right of exploitation of the PATENTS within a scope which is identified in the LICENSE AGREEMENT, which the other PARTIES accept.

4.3.                         Exploitation and indirect use by a CO-CONTRACTING THIRD PARTY:

4.3.1.               Designation of the APPRAISER

The PARTIES agree that each party may be appointed as an APPRAISER by mutual agreement between the PARTIES and, as the case may be, on a case-by-case basis.

The PARTIES agree by mutual agreement that COMPANY will be the APPRAISER for the duration of the CONTRACT FOR USE.

If the APPRAISER no longer wishes to assume the responsibility of APPRAISER, for whatever reason, he will notify this as soon as possible to the other PARTIES so that one of them can resume this task, if it so wishes. If none of the PARTIES wishes to take over this role, the PARTIES may appoint a third party for this purpose and will work to find an amicable solution as soon as possible.

4.3.2.               Tasks of the APPRAISER

4.3.2.1           The APPRAISER will be the MANAGER OF PATENTS, unless otherwise agreed upon in writing by the PARTIES.

4.3.2.2           Unless the PARTIES agree otherwise, by written agreement, they hereby mandate the APPRAISER to negotiate and sign, in the best interests of the PARTIES, confidentiality agreements relating to the PATENTS and the know-how associated with third parties, especially industrial ones, in the context of a valuation action.

4.3.2.3                In addition, only the APPRAISER may negotiate and draft the LICENSES.

In particular, the AGENT may negotiate, draft, amend and sign the LICENSE AGREEMENT and the LICENSES in the name and on behalf of the ESTABLISHMENTS with the exception of the case provided for in article 4.3.2.3.2.

The AGENT guarantees the ESTABLISHMENTS against all requests, claims, lawsuits, [and] actions that would be brought by the CO-CONTRACTING THIRD PARTY, in the execution of the said LICENSE and the AGENT undertakes to assume all the legal and pecuniary consequences resulting from said requests, claims, lawsuits, [and] actions that would be brought by the CO-CONTRACTING THIRD PARTY.

4.3.2.3.1                    Unless otherwise agreed by the PARTIES, the draft LICENSE shall be communicated in writing by the APPRAISER to the AGENT for approval and prior to signature within thirty (30) days before the date set for signing. This agreement may be refused by either of the PARTIES only if it can reasonably demonstrate in writing, within thirty (30) days as of the communication, that such a LICENSE creates a serious conflict with its articles of association, activities and/or missions.

Each PARTY may address to the APPRAISER, within the period of thirty (30) days mentioned above, any comment, remark or proposal for the modification of the draft LICENSE, and the APPRAISER undertakes to communicate these to the CO-CONTRACTING THIRD PARTY so that said comment, notice or proposed change to be included in the final version of the LICENSE, provided, however, that the said comment, remark or proposal for modification are given to the APPRAISER (i) duly justified, (ii) within the permitted time, and (iii) with substantial elements of the draft LICENSE. It is understood that the insertion of said comment, remark or proposal for modification in the final version of the LICENSE constitutes, at the expense of the APPRAISER, who negotiates in the best interests of the PARTIES, an obligation of means only.

For the purposes of this Article, the PARTIES agree to regard as substantial any element of the LICENSE relating in particular to the extent of the rights granted by the PARTIES to the CO-CONTRACTING THIRD PARTY, the improvements, responsibilities and guarantees referred to in the LICENSE, to the exclusion of any element of form without affecting the substance thereof.

The failure by the PARTIES receiving the draft LICENSE to provide a response after the expiry of the period of thirty (30) days mentioned above, constitutes tacit acceptance on their part of the terms of the draft LICENSE.

4.3.2.3.2                    Notwithstanding the foregoing, if the LICENSE includes an assignment option or if the said LICENSE is intended for the joint assignment by all PARTIES of all or part of the PATENTS, the APPRAISER undertakes to submit to the other PARTIES for approval the clauses related to the joint assignment or assignment option of the first draft LICENSE before submitting it to CO-CONTRACTING THIRD PARTIES. Any other PARTY will have a period of thirty (30) days to communicate in writing its approval and/or its amendments to such clauses. The APPRAISER shall make its best efforts so that such changes be added to the final version of the LICENSE. In the absence of a response within that period, approval will be deemed to be granted.

In this context, the APPRAISER undertakes to submit to the other PARTIES, all successive draft LICENSES for validation in writing and then for the final approval of the other PARTIES of the clauses related to the joint assignment or assignment option if these same clauses are different from the first draft LICENSE that is communicated. Each PARTY then has a period of twenty (20) days to communicate in writing its approval and/or its amendments to such clauses of the LICENSE. The APPRAISER shall make its best efforts so that such changes be added to the final version of the LICENSE. In the absence of a response within that period, approval will be deemed to be granted.

4.3.2.3.3                   The PARTIES will sign the said LICENSE except in the event of specific mandate given to the APPRAISER. Each PARTY having signed the LICENSE will receive an original copy thereof; the PARTIES represented for the signing of the LICENSE will receive a copy.

4.3.2.4           Subject to prior notification sent to the APPRAISER, each PARTY may propose to the APPRAISER potential CO-CONTRACTING THIRD PARTIES for the exploitation of the PATENTS. The APPRAISER may oppose the application of a CO-CONTRACTING THIRD PARTY only if the APPRAISER can reasonably demonstrate in writing, within thirty (30) days from the notification, that said candidacy creates a serious conflict with its articles of association, activities and/or missions or that negotiations with another CO-CONTRACTING THIRD PARTY have already been initiated by the APPRAISER.

4.3.2.5           Unless otherwise agreed by the PARTIES in writing, all LICENSES will provide that the CO-CONTRACTING THIRD PARTY will pay the OPERATING INCOME directly to the APPRAISER, at the latter’s expense, of allocating such OPERATING INCOME after deducting the INDUSTRIAL PROPERTY COSTS, as the case may be, and under the conditions and limits of Article 3.3 depending on their SHARE.

However, for each LICENSE with a CO-CONTRACTING THIRD PARTY, the PARTIES may, by an amendment thereto, determine in good faith a distribution of the OPERATING INCOME, taking into account, in addition to the SHARE of each of the PARTIES, the economy of the signed LICENSE, the recovery efforts and investments made.

With regard to sums due to the co-owner ESTABLISHMENTS in respect of LICENSES, the APPRAISER, if it is not the AGENT, shall pay the AGENT appointed by the ESTABLISHMENTS, who will distribute is as set forth in Article 4.3.3 below.

With regard to the  sums due to the ESTABLISHMENTS under the CONTRACT FOR USE the SATT LUTECH will pay them to UPMC. UPMC will act, if applicable, as an AGENT in this regard and shall repay these amounts according to the rules provided for in Article 4.3.3 below for the OPERATING INCOME.

4.3.3.               The distribution of OPERATING INCOME between the ESTABLISHMENTS

4.3.3.1           The ESTABLISHMENTS will appoint between them an AGENT. For the purposes hereof, they agree to appoint UPMC as the AGENT.

If the AGENT no longer wishes to assume the position of AGENT, it shall immediately notify the other ESTABLISHMENTS so that they can take over this responsibility, if they so wish. If no other ESTABLISHMENT accepts to continue this role, the AGENT will remain the same and the ESTABLISHMENTS will work to find an amicable solution.

4.3.3.2           The AGENT will distribute the OPERATING INCOME paid by the APPRAISER, if it is not the AGENT, after deducting the INDUSTRIAL PROPERTY COSTS, if applicable, among the ESTABLISHMENTS, subject to the provisions of Article 3.5, as follows:

•                                          fifty percent (50%) (twenty-five percent (25%) after D2) for the profit sharing of the INVENTORS of the ESTABLISHMENTS pursuant to Article R. 611-14-1 of the Intellectual Property Code,

•                                          twenty-five percent (25%) of the share to the LABORATORY,

•                                         ten percent (10%) in favour of the AGENT as recovery costs.

After that, the AGENT will distribute the OPERATING INCOME in accordance with the share of the ESTABLISHMENTS as defined in Article 1.1 or based on the agreements which bind them to the AGENT.

4.3.3.3           If UPMC were to entrust the negotiation and/or management of the LICENSES to the accelerator technology transfer company - SATT - known as SATT LUTECH, in the context and under the conditions provided for in particular in the negotiation and management mandates of the SATT and in accordance with all or part of the agreements concluded between the SATT and UPMC, as well as those referred to in the preamble, the distribution of the OPERATING INCOME is that provided for in particular in said negotiation and management mandate. In case of contradictions between the stipulations herein and the stipulations of these mandate agreements, the stipulations of these mandate agreements shall prevail.

4.3.3.4. In case of the negotiation of a LICENSE with a CO-CONTRACTING THIRD PARTY, the APPRAISER undertakes to make its best efforts to make the CO-CONTRACTING THIRD PARTY pay all or part of the INDUSTRIAL PROPERTY COSTS, it being understood that this obligation of the APPRAISER is only a means.

Article 5 - ACCOUNTING

5.1                   THE APPRAISER, and the AGENT if it is not the APPRAISER, shall deliver a statement of the OPERATING INCOME received  each year, in accordance with Articles 4.2 and 4.3. In view of this statement, each PARTY, if applicable, prepares an invoice indicating the sums due by the APPRAISER or the AGENT as the case may be.

5.2                   The amounts owed by the APPRAISER or the AGENT, as the case may be, to the other PARTIES must be paid in Euros, to the person and to the bank details indicated on the invoice, by bank transfer, within forty-five (45) days following the date of issue of the invoice.

5.3                   The sums due will be increased by the legal fees in force on the maturity date, in particular VAT, if applicable.

Article 6 - ASSIGNMENT OF THE SHARE OF THE PATENTS

6.1                   At any time, and in the conditions defined below, each PARTY may transfer its share of co-ownership in the PATENTS, subject to complying with the legal obligations applicable to public bodies.

In this case, the PARTY that wishes to sell its share of co-ownership to a third party, will firstly notify its intention by registered letter with acknowledgement of receipt to the other PARTIES, specifying in particularly the  name of the third party purchaser and the financial  conditions of transfer, this information will be treated as CONFIDENTIAL INFORMATION.

The other PARTIES have a pre-emptive right for a period of [****] from  receipt of the said notification by registered letter with acknowledgement under financial conditions at least equal to those granted to third parties. In the event that UPMC wishes to transfer its co-ownership shares on the patents, INSERM, as the trustee of a part of UPMC’s co-ownership share, will benefit from a pre-emption right over this said share with priority over the other PARTIES. The other PARTIES will notify, within this period, their decision to the assignor PARTY by registered letter with acknowledgement of receipt.

If the other PARTIES do not wish to acquire the portion transferred, it shall so inform the transferring PARTY as soon as possible.

At the expiry of the aforementioned pre-emption period, if the other PARTIES have not communicated their desire to exercise their pre-emption right, the assignor will automatically benefit from the assignment authorisation.

It is further understood that the other PARTIES may not refuse the assignee unless they can reasonably demonstrate in writing, within the same [****] period from the notice of intention, that an assignment with such assignee would create a serious conflict with their articles of association, activities and/or missions.

The terms and conditions of sale of any of the PATENTS to a third party may not under any circumstances be more favourable than those offered to other PARTIES.

In the assignment deed, the assignor shall inform the assignee, who accepts them without modification, the rights and obligations contained in this Agreement and in the agreements relating to the PATENTS under the conditions and reserves of said agreements. The assignee will be subrogated in all the rights and obligations of the assignor, with the exception of the right to be the APPRAISER/ MANAGER OF PATENTS if the assigning PARTY was the APPRAISER/ MANAGER OF PATENTS on behalf of the PARTIES. A copy of the assignment deed will be provided to the other PARTIES.

The assignor PARTY undertakes to provide to the other PARTIES and/or to the assignee third party all the signatures and documents necessary for the continuation of the intellectual property procedures relating to the PATENTS.

In addition, the transferring PARTY undertakes to ensure that its staff members cited as inventors provide the necessary signatures and any information necessary for any proceedings related to PATENTS before of the Patents Office, particularly for the filing and maintenance of the PATENTS.

6.2                    The SATT also has a pre-emption right on the co-ownership share in the same way as the PARTIES under the conditions provided for in all or part of the agreements concluded between the SATT and the PARTIES as well as those referred to in the preamble.

Article 7 - CONFIDENTIALITY

7.1                    The PARTIES undertake to respect and keep strictly confidential all CONFIDENTIAL INFORMATION received from other PARTIES.

7.2                    The PARTIES undertake to have their staff and any person attached to their service in any capacity whatsoever observe the same commitment, and to make sure that they respect this confidentiality commitment as regards the CONFIDENTIAL INFORMATION.

7.3                    The PARTIES undertake not to file a patent application or to claim any other intellectual property title including all or part of the CONFIDENTIAL INFORMATION received from the other PARTIES, except with the written authorisation of the latter.

7.4                    The confidentiality obligations binding the PARTIES under this Agreement do not apply to the use or disclosure of CONFIDENTIAL INFORMATION for which the recipient PARTY can demonstrate:

a)             that it has been disclosed after obtaining the prior written authorisation of the owner PARTY, or that the disclosure has been made by the owner PARTY,

b)             that it was in the public domain at the time of its disclosure or was published or made available to the public, in any manner whatsoever, without action or fault on the part of the recipient PARTY,

c)              that it was received by the PARTY as a legitimate recipient of a third party without breaching this Agreement,

d)                 that at the date of its communication by the owner PARTY that provided it, the recipient PARTY was already in possession of this information,

e)                  that its disclosure was imposed by the application of a mandatory legal or regulatory provision or by the application of a final court decision or an arbitral award.

The aforementioned exceptions are not cumulative.

7.5                     The PARTIES agree by this Agreement that any disclosure to third parties of any CONFIDENTIAL INFORMATION, particularly disclosure to a CO-CONTRACTING THIRD PARTY, given that, in this case, SATT LUTECH will not be considered as a third party, will be preceded by the signing of a secret agreement whose terms and conditions will be at least similar to those in this Article.

7.6                     This Article shall remain in effect for five (5) years after the expiration or early termination of this Agreement, without prejudice to more restricting provisions contained, among others, in the LICENSE AGREEMENT or a LICENSE.

Article 8 - INFRINGEMENT - VALIDITY OF THE PATENTS

8.1                     In case of infringements initiated by a third party against the PATENTS, declarations of invalidity, or of the infringement of the PATENTS by a third party, the PARTIES will meet in order to determine by common agreement the strategy to be followed and provide each other with all the information in their possession allowing them to assess the nature and extent of the offences or infringements incurred.

8.2                     In the event that a consensus cannot be obtained, each of the PARTIES may carry out the actions that it deems appropriate at its own expense, on the understanding that, in this case, the indemnities resulting from said actions granted by the deliberating jurisdiction will fully and irrevocably remain with the acting PARTY.

8.3                     The PARTY not having taken action undertakes to provide all the documents, powers or information that would be necessary to the PARTY bringing the aforementioned actions.

8.4                     In the event of an action brought by a third party, each PARTY shall bear the costs of its own defence. Each of the PARTIES will be personally liable for the sanctions pronounced against them by the courts, notwithstanding any solidarity that may be pronounced against them.

8.5                     Each PARTY waives the right to sue the other PARTY regarding the consequences on the validity of the PATENTS as a result of an action or defence by the latter.

8.6                    In the event of the exploitation of the PATENT, the provisions of the LICENSE AGREEMENT or the LICENSE relating to the infringement will apply as of right and will prevail over any other provision.

8.7                    Points 8.3, 8.4, 8.5 and 8.6 of this Agreement shall survive the expiration or termination of this Agreement.

Article 9 - TERMINATION

This Agreement is terminated as of right in the event that one of the PARTIES becomes the sole owner of all the PATENTS.

Article 10 - THE ASSIGNMENT OF THE AGREEMENT

This Agreement is personal, non-assignable and non-transferable subject to the provisions of Article 6 of this Agreement.

Article 11 - WAIVER

The fact that one of the PARTIES does not claim a breach by the other PARTY of any of the obligations set out in this Agreement shall not be construed in the future as a waiver by the PARTY of the obligation in question.

Article 12 - INTERPRETATION AND PREPONDERANCE OF THE OPERATING  AGREEMENT SIGNED WITH THE COMPANY

In the event of a difficulty concerning the interpretation or in case of contradictions of the clauses of the present agreement with regard to the clauses of the LICENSE AGREEMENT signed with the COMPANY, the provisions of the LICENSE AGREEMENT shall prevail and be applicable as of right.

Article 13 - APPLICABLE LAW - DISPUTES

13.1           This Agreement is governed by French laws and regulations.

13.2           In the event of a difficulty in the interpretation or execution of this Agreement, the PARTIES will work to resolve their dispute amicably.

13.3           In case of a disagreement persisting for more than three (3) months as of the first notification concerning the dispute by one of the PARTIES to the other, the dispute will be brought before the competent French courts.

13.4           Notwithstanding the termination or expiry of this Agreement, this Article shall remain in effect.

Article 14 - ENTIRE AGREEMENT

This Agreement expresses all the obligations of the PARTIES relating to the co-ownership of the PATENTS and may be modified only by a written agreement between the PARTIES signed by the representatives of the PARTIES duly authorised for said purpose. No general or specific condition contained in the documents sent or delivered by the PARTIES may be incorporated into this Agreement.

Article 15 - THE INVALIDITY OF A CLAUSE

If one or more provisions of this Agreement are deemed to be invalid or are declared to be invalid under a law, regulation - and in particular an EU law - or after a final decision by the competent court, the other provisions shall remain in full force and effect and the PARTIES shall make the necessary modifications without delay, respecting as far as possible the agreement of will existing at the time of the signing of this Agreement.

Article 16-TITLES

In case of difficulties in interpretation between any of the titles appearing at the head of the clauses and any of the clauses, the titles will be declared non-existent.

Article 17 - REGISTRATION IN THE NATIONAL REGISTER OF PATENTS

17.1             The MANAGER OF PATENTS will register this Agreement with the National Patent Office maintained by the National Institute of Industrial Property, and with the other national patent registers maintained by the national Industrial Property offices concerned with the PATENTS.

17.2             Registration costs under Article 17.1 are considered as INDUSTRIAL PROPERTY COSTS.

Article 18 - NOTIFICATIONS

Any notification required under this Agreement will be made by registered letter with acknowledgement of receipt, to the PARTY concerned at the following address:

For the COMPANY:

Institut Biophytis

14 avenue de l’Opéra

75001 Paris

For UPMC:

Université Pierre et Marie Curie

DGRTT

RefX11091

4 Place Jussieu

75252 Paris cedex 05

For  CNRS:

CNRS

Direction de l’innovation et des Relations avec les Entreprises (Directorate of Innovation and Business Relations) (DIRE)

To the attention of the Deputy Director of the DIRE [Direction de L’innovation et des Relations avec les Entreprises (Direction of Innovation and Relations with Companies)] in charge of Relations with

Business and Transfer of Innovation — PRETI (Pôle Relations avec les Entreprises et Transfert (Companies and Transfer Relations Centre))

Regarding DI 09359-01

3 rue Michel-Ange

75 794 PARIS Cedex 16

FIST Copy:

FIST SA

83 Boulevard Exelmans

75016 PARIS

Regarding DI 09359-01

Article 19- MISCELLANEOUS

In addition, the PARTIES undertake, in case of the definitive abandonment by all the PARTIES of all the PATENTS to respect their legal and regulatory obligations vis-à-vis their INVENTORS (in particular to propose in advance to the INVENTORS to take over the PATENT(S) concerned in their name and at their expense) under conditions to be defined

The provisions of this Article shall remain in force notwithstanding the early termination of this Agreement, in accordance with Article 9.

Done in four (4) original copies written in French, one (1) for each of the PARTIES and one (1) for registration with the Offices.

Signed in Paris, on 11 MAY 2017

/s/ Jean Chambaz
Mr Jean CHAMBAZ Chairman of
PUPMC

/s/ Alain Fuchs
Mr Alain FUCHS
For CNRS
28 JULY 2017

/s/ Stanislas Veillet
Mr Stanislas Veillet
For the COMPANY